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                                                                    EXHIBIT 99.4


                           CONSENT OF WILLIAM A. POPE

         I hereby consent to being named as a person who will become a director of Lipid Sciences, Inc., an Arizona corporation, in connection with the consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger, dated as of July 9, 2001, between Lipid Sciences, Inc., a Delaware corporation, and NZ Corporation, an Arizona corporation ("NZ"), in the Registration Statement on Form S-4 and all amendments thereto, including post-effective amendments, to be filed by NZ with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                    Signature: /s/ William A. Pope
                                               ---------------------------
                                               William A. Pope

                                    Date: October 9, 2001
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